EXHIBIT 99.1

BFC Financial Corporation Declares

Annual Dividend

-Declares Quarterly Cash Dividend Payment-

FORT LAUDERDALE, Florida – June 8, 2016 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) announced today that the Company’s Board of Directors has declared a quarterly cash dividend payment of $0.005 per share on its Class A and Class B Common Stock with a payment date of July 20, 2016, to all shareholders of record at the close of trading on June 20, 2016, and has indicated its intention to declare regular quarterly dividends of $.005 per quarter per share on its Class A and Class B Common Stock  (an aggregate per share of $.02 annually).

"Over the last several months, many of our shareholders have suggested that BFC should commence paying a regular dividend,” commented Jarett S. Levan, Acting Chairman and Chief Executive Officer of BFC Financial. “Our Company is doing well and we are pleased to announce that the Board has taken this first step which we anticipate will, subject to declaration by the Board each quarter, be the beginning of regular quarterly dividends.”

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About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of March 31, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $385.2 million, and total consolidated equity of $493.4 million. BFC’s book value per share at March 31, 2016 was $4.56.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and

EXHIBIT 99.1

pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 199,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen. As of March 31, 2016, BBX Capital had total consolidated assets of $392.1 million, shareholders' equity attributable to BBX Capital of $336.0 million, and total consolidated equity of $337.3 million. BBX Capital’s book value per share at March 31, 2016 was $20.50.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954-940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

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Certain matters within this press release include “forward–looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements, including but not limited to, the risk that quarterly dividend payments may not be declared in the future or on a regular basis or as anticipated, if at all. For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors.